EXHIBIT 10.5.15

EXECUTION VERSION

FOURTEENTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTEENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is executed as of September 16, 2014 (the “Signature Date”), and dated to be effective as of September 16, 2014 (the “Effective Date”), by and among TWINLAB CORPORATION, a Delaware corporation (“Borrower”), TWINLAB HOLDINGS, INC., a Michigan corporation formerly known as Idea Sphere Inc. (“Parent”), and FIFTH THIRD BANK, an Ohio banking corporation and successor by merger to Fifth Third Bank, a Michigan banking corporation (“Lender”), is as follows:

Preliminary Statements

A.           Borrower, Parent and Lender are parties to a Credit Agreement dated as of January 7, 2008, as amended by the First Amendment to Credit Agreement and Amendment to Loan Documents dated as of December 2, 2008, the Second Amendment to Credit Agreement dated to be effective as of January 2, 2009, the Third Amendment to Credit Agreement dated to be effective as of May 8, 2009, the Forbearance and Reaffirmation Agreement and Amendment to Loan Documents dated to be effective as of September 8, 2009, the First Amendment to Forbearance and Reaffirmation Agreement and Amendment to Loan Documents dated to be effective as of November 8, 2009, the Fourth Amendment to Credit Agreement dated to be effective as of March 8, 2010, the Fifth Amendment to Credit Agreement dated to be effective as of December 31, 2010, the Sixth Amendment to Credit Agreement dated to be effective as of June 8, 2011, the Seventh Amendment to Credit Agreement dated to be effective as of September 8, 2011, the Eighth Amendment to Credit Agreement dated to be effective as of December 23, 2011, the Ninth Amendment to Credit Agreement dated to be effective as of September 30, 2012, the Tenth Amendment to Credit Agreement dated to be effective as of November 1, 2013, the Eleventh Amendment to Credit Agreement dated to be effective as of January 5, 2014, the Twelfth Amendment to Credit Agreement dated to be effective as of July 7, 2014, and the Thirteenth Amendment to Credit Agreement dated to be effective as of July 31, 2014 (such Credit Agreement, as heretofore amended, being the “Credit Agreement”).  Capitalized terms which are used, but not defined, in this Amendment will have the meanings given to them in the Credit Agreement.

B.           The Loan Parties have requested that Lender: (i) consent to the TCHI Merger (as defined below), (ii) consent to the dissolution (collectively, the “Dissolutions”) of each of Planet Earth, Health Med, TGI Organic, PE Group, Natural Pet Nutrition, Health Letter, Med Letter, Rebus, Natural2U, and 701 Corporation (collectively, the “Dissolved Subsidiaries”), (iii) consent to Parent’s name change from Idea Sphere Inc. to Twinlab Holdings, Inc. (the “Name Change”), and (iv) make certain other amendments to the Credit Agreement and certain other Loan Documents, all as more specifically set forth herein.  Lender is willing to consent to such requests and amend the Credit Agreement and the other Loan Documents, as applicable, to reflect such modifications, all on the terms, and subject to the conditions, of this Amendment.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, Lender, Parent and Borrower hereby agree as follows:

1. Amendments to the Credit Agreement.

1.1           Section 1.1 of the Credit Agreement is hereby amended by the addition of the following new definitions, in their proper alphabetical orders, to provide in their respective entireties as follows:

“Dissolved Subsidiary” and “Dissolved Subsidiaries” means each of, and collectively, (i) Health Letter, Inc., a Michigan corporation (“Health Letter”); (ii) Health Med, Inc., a Michigan corporation (“Health Med”); (iii) Med Letter, Inc., a Michigan corporation (“Med Letter”); (iv) Natural2U LLC, a Michigan limited liability company (“Natural2U”); (v) Natural Pet Nutrition, L.L.C., a Delaware limited liability company (“Natural Pet Nutrition”); (vi) PE Group, LLC, a Delaware limited liability company (“PE Group”); (vii) Planet Earth Ventures, LLC, a Michigan limited liability company (“Planet Earth”); (viii) REBUS, LLC, a Delaware limited liability company (“Rebus”); (ix) 701 Corporation, a Michigan corporation (“701 Corporation”); and (x) TGI Organic, LLC, a Michigan limited liability company (“TGI Organic”).

“Fourteenth Amendment” means the Fourteenth Amendment to Credit Agreement, dated to be effective as of the Fourteenth Amendment Effective Date, among Borrower, Parent and Lender.

“Fourteenth Amendment Effective Date” means September 16, 2014.

“Fourteenth Amendment Signature Date” means the “Signature Date” as defined in the Fourteenth Amendment.

“TCHI” means Twinlab Consolidated Holdings, Inc., a Nevada corporation.

“TCHI Guaranty” means the Guaranty dated as of the Fourteenth Amendment Signature Date between TCHI and Lender.

“TCHI Investment Group” means each of, and collectively, (a) Thomas Tolworthy and (b) David L. Van Andel, either directly or indirectly through one or both of Little Harbor and Great Harbor.

“TCHI Merger” means the merger of TCC and TCHI Merger Sub pursuant to the TCHI Merger Agreement, the result of which TCC shall be the surviving corporation and TCHI shall own 100% of the outstanding Ownership Interests of TCC.

“TCHI Merger Agreement” means, collectively, (a) the Agreement and Plan of Merger dated as of September 4, 2014, as amended by that certain First Amendment to Agreement and Plan of Merger dated as of September 16, 2014, and (b) the Certificate of Merger dated as of September 16, 2014, in each case with regard to the TCHI Merger.

“TCHI Merger Sub” means TCC MERGER CO, a Delaware corporation.

“TCHI Security Agreement” means the Security Agreement dated as of the Fourteenth Amendment Signature Date between TCHI and Lender.

1.2           The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their respective entireties by substituting the following in their respective places:

“Change of Control” means any of the following (or any combination of the following) whether arising from any single transaction or event or any series of transactions or events (whether as the most recent transaction in a series of transactions or otherwise) which, individually or in the aggregate, results in:

(a)           a change in the ownership of Parent, such that TCC fails to: (i) own legally and beneficially, free and clear of any Liens (except in favor of Lender), 100%, on a fully diluted basis, of the outstanding Ownership Interests of Parent or (ii) have the power to direct or cause the direction of the management and policies of Parent;

(b)           a change in the ownership of Borrower, such that Parent fails to: (i) own legally and beneficially, free and clear of any Liens (except in favor of Lender), 100%, on a fully diluted basis, of the outstanding Ownership Interests of Borrower or (ii) have the power to direct or cause the direction of the management and policies of Borrower;

(c)           during any period of 24 consecutive months (“Measurement Period”), the Approved Directors cease for any reason to constitute at least a majority of the Board of Directors of Parent.  “Approved Directors” means individuals, who at the beginning of the Measurement Period constitute the Board of Directors of Parent, together with any new director elected during the Measurement Period whose election by the Board of Directors, or whose nomination for election by Parent’s shareholders, was approved by a vote of at least two thirds (2/3) of the directors then in office;

(d)           (i) the Board of Directors of Borrower ceasing to be composed of individuals who are appointed by Parent, (ii) the Board of Directors of Parent ceasing to be composed of individuals who are appointed by TCC or (iii) the Board of Directors of TCC ceasing to be composed of individuals who are appointed by TCHI;

(e)           Thomas Tolworthy or an Approved Successor (as defined below) ceases, for any reason, to serve as the chief executive officer of Borrower, Parent, TCC, and TCHI actively involved in such Loan Parties’ management.  For purposes of the foregoing, an “Approved Successor” is the chief executive officer of Borrower, Parent, TCC and TCHI elected by the Board of Directors of such Loan Parties, respectively, not more than 90 days after Thomas Tolworthy or any Approved Successor ceases to serve as the chief executive officer of such Loan Party and who is reasonably acceptable to Lender;

(f)           a change in the ownership of TCC, such that TCHI fails to: (i) own legally and beneficially, free and clear of any Liens (except in favor of Lender), 100%, on a fully diluted basis, of the outstanding Ownership Interests of TCC or (ii) have the power to direct or cause the direction of the management and policies of TCC;

(g)           the acquisition by any Person or two or more Persons acting in concert (including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), other than the TCHI Investment Group, of (i) 35% or more of the outstanding voting Ownership Interests of TCHI or (ii) the right to elect a majority of the Board of Directors of TCHI;

(h)           a change in the ownership of TCHI, such that the TCHI Investment Group fails to, collectively: (i) own legally and beneficially, on terms acceptable to Lender in its good faith discretion, at least 50.1%, on a fully diluted basis, of the outstanding Ownership Interests of TCHI or (ii) have the power to direct or cause the direction of the management and policies of TCHI; or

(i)           a change in the ownership of TCHI, such that David L. Van Andel (either directly or indirectly through one or both of Little Harbor and Great Harbor) fails to own legally and beneficially, on terms acceptable to Lender in its good faith discretion, at least 15%, on a fully diluted basis, of the outstanding Ownership Interests of TCHI.

“Health Letter” has the meaning given in the definition of “Dissolved Subsidiaries”.

“Health Med” has the meaning given in the definition of “Dissolved Subsidiaries”.

“Loan Party” and “Loan Parties” mean, respectively, each of Borrower; Parent; TCC; TCHI; and ISI Brands Inc., a Michigan corporation (“ISI Brands”), and, collectively, Borrower, Parent, TCC, TCHI and ISI Brands. Without limiting the generality of the foregoing and for the avoidance of doubt, the Joint Ventures are not Loan Parties.

“Loan Party Guaranty” means each of, and collectively, (a) the Guaranty dated as of January 7, 2008 made by the Non-Borrower Loan Parties (other than TCC and TCHI) in favor of Lender and Lender’s Affiliates with respect to all of the Obligations, (b) the TCC Guaranty and (c) the TCHI Guaranty.

“Loan Party Security Agreement” means each of, and collectively, (a) the Security Agreement dated as of the date of this Agreement between the Non-Borrower Loan Parties (other than TCC and TCHI) and Lender, (b) the TCC Security Agreement and (c) the TCHI Security Agreement.

“Med Letter” has the meaning given in the definition of “Dissolved Subsidiaries”.

“Natural Pet Nutrition” has the meaning given in the definition of “Dissolved Subsidiaries”.

“Parent” means Twinlab Holdings, Inc., a Michigan corporation formerly known as Idea Sphere Inc.

“PE Group” has the meaning given in the definition of “Dissolved Subsidiaries”.

“Planet Earth” has the meaning given in the definition of “Dissolved Subsidiaries”.

“TGI Organic” has the meaning given in the definition of “Dissolved Subsidiaries”.

1.3           Section 4.3 of the Credit Agreement is hereby amended by substituting the following in its entirety for clause (l) and inserting the following new clause (m) at the end thereof:

(l)           Promptly upon the filing thereof and in any event within 10 days after filing therewith, all registration statements and other reports or filings which Loan Parties file with the Securities and Exchange Commission; and

(m)           Such other information (including non-financial information) as Lender may from time to time reasonably request.

1.4           Section 5.6(a)(ii) of the Credit Agreement is hereby amended in its entirety by substituting the following in its place:

(ii)           [Intentionally omitted]; and

2.           Consent to TCHI Merger, Dissolutions and Name Change; Acknowledgment Regarding Inactive Subsidiaries.

2.1           Consent. Borrower and Parent have requested that Lender consent to the TCHI Merger, the Dissolutions and the Name Change.  Subject to the terms, and on the conditions, of this Amendment, effective on and after August 25, 2014, Lender hereby consents, without representation, warranty or recourse, to the TCHI Merger, the Dissolutions, and the Name Change.  The consents provided in this Section 2.1, either alone or together with other consents which Lender may give from time to time, shall not, by course of dealing, implication or otherwise: (a) obligate Lender to consent to any other event, transaction or occurrence (including, without limitation, any merger involving one or more Loan Parties) of any kind, in each case past, present or future, other than (i) the TCHI Merger, the Dissolutions and the Name Change, in each case specifically consented to by, and subject to the terms of, this Amendment or (ii) in the manner, and to the extent, if any, expressly permitted pursuant to the Loan Documents without Lender’s consent, (b) except as expressly set forth herein or in the other Amendment Documents (as defined below), constitute or be deemed to be a modification or amendment of the Credit Agreement or any of the other Loan Documents, or (c) reduce, restrict or in any way affect the discretion of Lender in considering any future consent requested by any Loan Party.

2.2           Acknowledgment Regarding Inactive Subsidiaries.  Borrower and Parent have informed Lender that the Luxembourg Sub has been dissolved prior to the Effective Date pursuant to a Permitted Dissolution in accordance with the terms of the Credit Agreement.  Accordingly, Borrower and Parent acknowledge and agree that, except as it respects PE Group (subject to, and as more specifically set forth in, Section 2.3 of this Amendment): (a) there are no longer any “Inactive Subsidiaries” as defined in the Credit Agreement and (b) any references to any Inactive Subsidiaries in the Credit Agreement or any other Loan Document shall be of no further force or effect.

2.3           Acknowledgment Regarding PE Group Dissolution.  Notwithstanding anything to the contrary in this Amendment or any other Amendment Document, Borrower and Parent have informed Lender that PE Group has not been dissolved as of the Effective Date.  Borrower and Parent hereby acknowledge and agree: (a) that PE Group will be dissolved as soon as practicable pursuant to documentation in form and substance consistent, in all material respects, with the documentation delivered to Lender prior to the Effective Date and (b) to deliver to Lender, promptly upon the dissolution of PE Group, executed copies of the documents effecting the dissolution of PE Group.  Nothing in this Amendment shall be construed, by implication or otherwise, at any time prior to the Dissolution of PE Group in accordance with this Amendment, to preclude any right or ability of Lender to require a reaffirmation of any of the Loan Documents by PE Group or any other documentation reasonably required by Lender in connection therewith.

3.           Conditions Precedent.  On or prior to the time and date that Lender executes this Amendment, and as a condition to the effectiveness of this Amendment, each of the following conditions precedent shall have been satisfied in the sole judgment of Lender:

3.1           Other Documents.  With the signing of this Amendment, and as a condition of this Amendment, Borrower will deliver to Lender, in each case in form and substance acceptable to Lender in its sole discretion and, as applicable, duly executed by all parties thereto (other than Lender, as applicable): (a) this Amendment, duly signed by Borrower and Parent; (b) a First Amendment to Pledge Agreement, duly signed by Parent; (c) if requested by Lender, evidence that this Amendment and the transactions contemplated hereby and thereby were duly authorized by the Board of Directors of each of Borrower and Parent, as applicable; (d) if requested by Lender, evidence that the Reaffirmation and Amendment of Guaranty and Security (as referenced in Section 3.2) and the transactions contemplated thereby were duly authorized by the Board of Directors or Members, as applicable, of each Non-Borrower Loan Party (other than TCC and TCHI); (e) if requested by Lender, evidence that the Reaffirmation of Guaranty and Security (as referenced in Section 3.2) and the transactions contemplated thereby were duly authorized by the Board of Directors of TCC; (f) a Guaranty, Security Agreement and Pledge Agreement, in each case duly executed by TCHI in favor of Lender; (g) evidence that the Guaranty, Security Agreement and Pledge Agreement (as referenced in the foregoing clause (f)) and the transactions contemplated thereby were duly authorized by the Board of Directors of TCHI; and (h) all other documents, instruments and agreements deemed necessary or desirable by Lender to effect the amendments to Borrower’s credit facilities with Lender contemplated by this Amendment.

3.2           Reaffirmation and Amendment of Guaranty and Security; Reaffirmation of Guaranty and Security; Reaffirmation of Individual Guaranties; Reaffirmation of Capital Contribution Agreement.  As a condition of this Amendment, Borrower and Parent shall cause (a) each of the Loan Parties (other than Borrower, TCC and TCHI) to execute the Reaffirmation and Amendment of Guaranty and Security below, (b) TCC to execute the Reaffirmation of Guaranty and Security below, (c) each of the Individual Guarantors (other than Mark A. Fox, as a result of his death, and John Paul DeJoria, as a result of no longer being an Individual Guarantor) to execute the Reaffirmation of Individual Guaranties below, and (d) each of the Contributors to execute the Reaffirmation of Capital Contribution Agreement below.

3.3           Reaffirmations of Subordination.  As a condition of this Amendment, Borrower and Parent shall cause each of David L. Van Andel, William W. Nicholson and Little Harbor to execute the applicable Reaffirmation of Subordination below.

3.4           Merger Documents, Dissolution Documents and Name Change Documents.  Lender shall have received, in each case in form and substance acceptable to Lender in its sole discretion, fully executed copies of: (a) the TCHI Merger Agreement; (b) all documents and instruments executed and/or delivered by any Dissolved Subsidary in connection with the Dissolutions (other than PE Group, which will be delivered in accordance with Section 2.3 of this Amendment), including, without limitation, evidence that Rebus has closed any and all accounts at Lender; and (c) all documents and instruments executed and/or delivered by Parent in connection with the Name Change.

4.           Reaffirmation of Security.  Borrower, Parent and Lender hereby expressly intend that this Amendment shall not in any manner (a) constitute the refinancing, refunding, payment or extinguishment of the Obligations evidenced by the existing Loan Documents; (b) be deemed to evidence a novation of the outstanding balance of the Obligations; or (c) except to the extent of the UCC financing statement terminations filed by Lender with respect to the Dissolved Subsidiaries, adversely affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the Liens on the Loan Collateral granted pursuant to any Security Document evidencing, governing or creating a Lien on the Loan Collateral.  Each of Borrower and Parent ratifies and reaffirms any and all grants of Liens to Lender on the Loan Collateral as security for the Obligations, and each of Borrower and Parent acknowledges and confirms that the grants of the Liens to Lender on the Loan Collateral: (i) represent continuing Liens on all of the Loan Collateral, (ii) secure all of the Obligations, and (iii) represent valid, first and best Liens on all of the Loan Collateral except to the extent of any Permitted Liens.

5.           Representations.  To induce Lender to accept this Amendment, each of Borrower and Parent hereby represents and warrants to Lender as follows:

                      5.1           Each of Borrower and Parent has full power and authority to enter into, and to perform its obligations under, this Amendment and the other Loan Documents being executed and/or delivered in connection herewith (collectively, the “Amendment Documents”), as applicable, and the execution and delivery of, and the performance of its obligations under and arising out of, the applicable Amendment Documents have been duly authorized by all necessary corporate action.

5.2           Each Amendment Document, as applicable, constitutes the legal, valid and binding obligations of Borrower and Parent, as applicable, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

5.3           The Loan Parties’ representations and warranties contained in the Credit Agreement are complete and correct as of the date of this Amendment with the same effect as though such representations and warranties had been made again on and as of the date of this Amendment, except to the extent any such representation or warranty is stated to relate solely to an earlier date (and except that such representations and warranties shall not be further qualified by materiality where, by their respective terms, they are already qualified by reference to materiality, including a Material Adverse Effect), subject to those changes as are not prohibited by, or do not constitute Events of Default under, the Credit Agreement.

5.4           After giving effect to the terms of this Amendment, no Event of Default has occurred and is continuing under the Credit Agreement.

5.5           As of the date hereof and immediately after giving effect to the TCHI Merger: (a) Schedule I attached hereto and made a part hereof sets forth the Ownership Interests of TCHI which are authorized and the number of such Ownership Interests which are outstanding, (b) set forth in such Schedule I is a complete and accurate list of all Persons who are record owners of the Ownership Interests of TCHI (provided that the list of such Persons may list certain management option holders by group so long as, upon Lender’s good faith request, Borrower provides all additional information requested by Lender with respect thereto), and (c) all warrants, subscriptions, options, instruments, agreements and rights (excluding rights under statutes and governmental regulations) under which any Ownership Interests of TCHI are or may be redeemed, retired, converted, encumbered, bought, sold or issued are described in such Schedule I.

6.           Costs and Expenses; Reaffirmation of Non-Exit Fee.  As a condition of this Amendment, Borrower will pay and reimburse Lender, promptly upon Lender’s request, for the costs and expenses incurred by Lender in connection with this Amendment and the transactions contemplated hereby and in connection herewith, including, without limitation, reasonable attorneys’ fees.  Borrower hereby ratifies and reaffirms to Lender the Non-Exit Fee (as defined in the Thirteenth Amendment).

7.           Entire Agreement.  This Amendment, together with the other Loan Documents, sets forth the entire agreement of the parties with respect to the subject matter of this Amendment and supersedes all previous understandings, written or oral, in respect of this Amendment.

8.           Release.  Each of Borrower and Parent, on such Loan Party’s behalf and, as applicable, on behalf of such Loan Party’s officers, directors, members, managers, shareholders, administrators, heirs, legal representatives, beneficiaries, affiliates, subsidiaries, successors and assigns, hereby represents and warrants that such Loan Party has no claims, counterclaims, setoffs, actions or causes of action, damages or liabilities of any kind or nature whatsoever, whether in law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, “Claims”) against Lender, its direct or indirect parent corporation or any direct or indirect affiliates of such parent corporation, or any of the foregoing’s respective directors, officers, employees, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  Each of Borrower and Parent, on such Loan Party’s behalf and, as applicable, on behalf of such Loan Party’s officers, directors, members, managers, shareholders, administrators, heirs, legal representatives, beneficiaries, affiliates, subsidiaries, successors and assigns, voluntarily releases and forever discharges and indemnifies and holds harmless all Lender Parties from any and all Claims and other third-party claims that may be asserted against the Lender Parties, whether known or unknown, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event.  “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any type or sort, whether known or unknown, which occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of (a) any of the terms of this Amendment or any other Loan Document, (b) any actions, transactions, matters or circumstances related hereto or thereto, (c) the conduct of the relationship between any Lender Party and any Loan Party or other Person, or (d) any other actions or inactions by any Lender Party, all on or prior to the Signature Date.

9.           Default.  Any default by Borrower or Parent in the performance of any of such Loan Party’s obligations under this Amendment shall constitute an immediate Event of Default under the Credit Agreement.

10.           Continuing Effect of Credit Agreement; Reaffirmation of Loan Documents.  Except as expressly amended hereby, all of the provisions of the Credit Agreement are ratified and confirmed and remain in full force and effect. The existing Loan Documents, except as amended by this Amendment or amended, or amended and restated, in connection herewith, as applicable, shall remain in full force and effect, and each of them, as applicable, is hereby ratified and confirmed by Borrower, Parent, and Lender.

11.           One Agreement; References; Fax Signature.  The Credit Agreement, as amended by this Amendment, will be construed as one agreement.  All references in any of the Loan Documents to the (a) Credit Agreement will be deemed to be references to the Credit Agreement as amended by this Amendment, (b) the Loan Party Guaranty will be deemed to be references to the Loan Party Guaranty as amended by the Reaffirmation and Amendment of Guaranty and Security provided herewith and (c) the Loan Party Security Agreement will be deemed to be references to the Loan Party Security Agreement as amended by the Reaffirmation and Amendment of Guaranty and Security provided herewith.  This Amendment and the other Amendment Documents may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof or thereof, and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

12.           Captions. The headings to the Sections of this Amendment have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

13.           Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.           Governing Law; Severability.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Ohio (without regard to Ohio conflicts of law principles). If any term of this Amendment is found invalid under Ohio law or laws of mandatory application by a court of competent jurisdiction, the invalid term will be considered excluded from this Amendment and will not invalidate the remaining terms of this Amendment.

15.           Joint Obligations.  The obligations of Borrower and Parent under this Amendment and, as applicable, the other Loan Documents are joint, several and primary.  No Loan Party will be or be deemed to be an accommodation party with respect to any of the Loan Documents.

16.           WAIVER OF JURY TRIAL. BORROWER, PARENT, AND LENDER EACH WAIVE TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.           Acknowledgments Regarding Mark A. Fox, etc. Borrower, Parent and Lender hereby acknowledge and agree that: (a) John Paul DeJoria is no longer (i) an “Individual Guarantor”, (ii) an “Owner/Affiliate Subordinated Creditor”, or (iii) a “Contributor”; (b) (i) neither, as a result of his death, Mark A. Fox nor, as a result of no longer being an Individual Guarantor, John Paul DeJoria is executing the Reaffirmation of Individual Guaranties required to be executed by the Individual Guarantors pursuant to this Amendment; (ii) neither, as a result of his death, Mark A. Fox nor John Paul DeJoria is executing the Reaffirmation of Capital Contribution Agreement required to be executed by the Contributors pursuant to this Amendment; and (iii) neither, as a result of his death, Mark A. Fox nor John Paul DeJoria is executing the Reaffirmation of Subordination required to be executed by the Owner Affiliate/Subordinated Creditors pursuant to this Amendment; (c) none of Borrower, Parent, or any other Person is released from his or its obligations under any Loan Document by reason of any of the foregoing; and (d) nothing herein is intended, or shall be construed, to release any of Anthony Robbins, the estate of Mark A. Fox or Peter Lusk from his or its respective obligations under any of such Loan Documents, as applicable.

18.           Indemnification.  Without limiting any other provision of this Amendment or any other Loan Document, Borrower and Parent hereby further: (a) reaffirm Section 9.11 of the Credit Agreement and (b) indemnify, defend, save and hold Lender, its Affiliates, and their respective officers, directors, attorneys, and employees harmless of, for, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses (including, without limitation, all accounting fees and reasonable attorneys’ fees) that Lender or any such indemnified party, jointly or severally, incurs arising out of: (i) any Amendment Document, (ii) any transaction contemplated by, consummated in connection with or referred to in, or any matter related to, the Amendment Documents (including, without limitation, the TCHI Merger, the Dissolutions and the Name Change), or (iii) any act taken by Lender under any Amendment Document except in any such case to the extent arising out of the bad faith, willful misconduct or gross negligence of such indemnified party, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.  The provisions of this paragraph shall survive the termination of the Credit Agreement and other Loan Documents.

[Signature Page Follows]

           IN WITNESS WHEREOF, Borrower, Parent and Lender have executed this Amendment by their duly authorized officers to be effective as of the Effective Date.

TWINLAB CORPORATION
TWINLAB HOLDINGS, INC.

By:    /S/ Thomas A. Tolworthy
 Thomas A. Tolworthy, President and CEO

FIFTH THIRD BANK

By:    /S/ Andrew P. Hanson
 Andrew P. Hanson, Vice President

SIGNATURE PAGE TO
FOURTEENTH AMENDMENT TO CREDIT AGREEMENT
 (Twinlab Corporation)